 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	December 7, 2016

Commission File Number	000-31380

APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 Greene Street, Suite 1101, New York, NY	10012
(Address of principal executive offices)	(Zip Code)

(212) 226-4265
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2016, the stockholders of the Company approved the 2016 Incentive Plan. A summary of the plan is set forth below. The Plan is filed as Exhibit 99.1

Purpose

The purpose of the 2016 Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible employees, consultants, and non-employee directors incentive awards in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders.

Administration

The 2016 Incentive Plan is administered by a committee (the “Committee”), which

(a) with respect to the application of this Plan to Eligible Employees and Consultants, a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall consist of two or more non-employee directors, each of whom is intended to be (i) to the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, a “nonemployee director” as defined in Rule 16b-3; (ii)  to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code; (iii) an “independent director” as defined under NASDAQ Listing Rule 5605(a)(2) or, if applicable or selected by the Board to determine independence, another stock exchange rule; and (iv) as may be applicable, “independent” as provided pursuant to rules promulgated by the Securities and Exchange Commission under The Dodd-Frank Wall Street Reform and Consumer Protection Act; and

(b) with respect to the application of this Plan to Non-Employee Directors, the Board.

Currently, the Compensation Committee of the Board, which meets these requirements in (a) above, serves as the Committee under the 2016 Incentive Plan with regard to employees and consultants. Our Board serves as the Committee with respect to the application of the 2016 Incentive Plan to non-employee directors.

The Committee has full authority to administer and interpret the 2016 Incentive Plan, to grant awards under the 2016 Incentive Plan, to determine the persons to whom awards will be granted, to determine the types of awards to be granted, to determine the terms and conditions of each award, to determine the number of shares of Common Stock to be covered by each award and to make all other determinations in connection with the 2016 Incentive Plan and the awards thereunder as the Committee, in its sole discretion, deems necessary or desirable. The Committee has substantial discretion in administering the Plan.  Some of the areas in which the Committee has discretion follow.  It is unnecessary for purposes of deductibility under Section 162(m) to make the grant or vesting of stock options and stock appreciation rights dependent on the achievement of pre-established performance goals and under the 2016 Incentive Plan. The Committee has the discretion as to whether the grant or vesting any options and stock appreciation rights granted will be conditioned under the achievement of pre-established performance goals.  In addition, the deductibility under Section 162(m) of Excess Amounts pursuant realized as a result of other types of awards requires that the awards must be conditioned under the achievement of pre-established performance goals.  The Committee has the power and discretion to grant such awards that are not be conditioned under the achievement of pre-established performance goals.  Further, the Committee has the right to waive at the time of grant or thereafter minimum vesting periods.

The terms and conditions of individual awards are set forth in written agreements that are consistent with the terms of the 2016 Incentive Plan.

No awards may be granted under the 2016 Incentive Plan after September 7, 2026. Awards granted prior to such date, however, may extend beyond such date and the provisions of the 2016 Incentive Plan will continue to apply thereto.

No award (other than a stock option and stock appreciation right) that is intended to be “performance-based” under Section 162(m) of the Code will be granted on or after the first meeting of the Company’s stockholders that occurs in the fifth year following the year stockholders approve the 2016 Incentive Plan unless the performance goals described below are re-approved (or other designated performance goals are approved) by the stockholders.

Available Shares

The aggregate number of shares of Common Stock that may be issued or used for reference purposes under the 2016 Incentive Plan or with respect to which awards may be granted may not exceed 15,000,000 shares, which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company. In general, if awards under the 2016 Incentive Plan are cancelled for any reason, or expire or terminate unexercised, the shares covered by such awards will again be available for the grant of awards under the 2016 Incentive Plan. The number of shares of Common Stock available for awards under the 2016 Incentive Plan will be reduced by the total number of awards exercised (“exercised” includes the shares of Common Stock underlying such awards that are not actually issued as the result of net settlement or pay any exercise price or tax withholding obligation with respect to any award). In addition, the Company may not use the cash proceeds it receives from the exercise of stock options to repurchase shares of Common Stock on the open market for reuse under the 2016 Incentive Plan. In determining the number of shares that may be issued or used for reference purposes, awards that may be settled solely in cash will not be deemed to use any shares of Common Stock that may be issued or used for reference purposes under the 2016 Incentive Plan.

The maximum number of shares of Common Stock issuable or referenced with respect to the each of the following awards during any fiscal year to any eligible employee or consultant is 1,000,000 shares per type of award: any award of (i) Stock Options, or (ii) Stock Appreciation Rights, (iii) shares of Restricted Stock or Other Stock-Based Awards, including Restricted Stock and Other Stock-Based Awards for which the grant of such Award or the lapse of the relevant Restriction Period or payment (with respect to dividend equivalents rights) is subject to the attainment of performance, or (iv) Performance Shares. The maximum value at grant of performance units that may be granted under the 2016 Incentive Plan during any fiscal year will be $1,000,000.

The individual maximum share limitations, the aggregate number of shares of Common Stock available for the grant of awards and the exercise price of an award in accordance with the 2016 Incentive Plan may be adjusted by the Committee to reflect any change in our capital structure or business by reason of certain corporate transactions or events in accordance with the terms of the 2016 Incentive Plan.

Eligibility and Types of Awards

All of our employees, consultants and non-employee directors are eligible to be granted nonqualified stock options, stock appreciation rights, restricted stock, performance shares, performance units and other stock-based awards. In addition, our employees and employees of our affiliates that qualify as subsidiaries or parent corporations (as defined under Section 424 of the Code) are eligible to be granted incentive stock options under the 2016 Incentive Plan. All such grantees in the preceding two sentences are referred to as “Participants.” Unless otherwise determined by the Committee at grant, or if no rights of the Participant are reduced, thereafter, with respect to any award of restricted stock, performance shares, performance units, or other stock-based award which by its terms does not require the recipient of the Award to pay a per share exercise price or purchase price equal to the fair market value of the underlying Common Stock at the grant date, including restricted stock units (collectively, “Full-Value Awards”), (i) the restriction period with respect to any such award of restricted stock, (ii) the performance period with respect to any such award of performance shares, (iii) the performance cycle with respect to any such award of performance units and (iv) the vesting period with respect to any such other stock-based award that is payable in shares of Common Stock granted on or after such date shall be no less than one year. Notwithstanding the foregoing, for purposes of the definition of Full Value Awards, dividend equivalent rights are not deemed Full-Value Awards.

In addition, unless otherwise determined by the Committee at grant, with respect to any Appreciation Award the vesting schedule shall be no less than one year.

Any dividends or dividend equivalents paid on “full-value awards” will be subject to the same vesting requirements as the underlying award.  Dividend equivalent rights may be granted as stand-alone rights.

Stock Appreciation Rights

The Committee may grant stock appreciation rights (“SARs”) either with a stock option that may be exercised only at such times and to the extent the related option is exercisable (“Tandem SAR”) or independent of a stock option (“Non-Tandem SAR”). A SAR is a right to receive a payment in Common Stock or cash (as determined by the Committee) equal in value to the excess of the fair market value of one share of Common Stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The exercise price per share of Common Stock subject to a SAR may not be less than fair market value at the time of grant. The Committee may also grant “limited SARs,” either as Tandem SARs or Non-Tandem SARs, which may become exercisable only upon the occurrence of a change in control (as defined in Stock subject to each option, the term of each option (which may not exceed ten years (or five years in the case of an incentive stock option granted to a 10% stockholder)), the exercise price, the vesting schedule (if any) and the other material terms of each option. No stock option may have an exercise price less than the fair market value of the 2016 Incentive Plan) or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter.

Restricted Stock

The Committee may award shares of restricted stock. Except as otherwise provided by the Committee upon the award of restricted stock, the recipient generally has the rights of a stockholder with respect to the shares, subject to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the recipient’s restricted stock agreement.

Recipients of restricted stock are required to enter into a restricted stock agreement with the Company that states the restrictions to which the shares are subject, which may include satisfaction of pre-established performance goals, and the criteria or date or dates on which such restrictions will lapse.

If the grant of restricted stock or the lapse of the relevant restrictions is based on the attainment of performance goals, the Committee will establish for each recipient the applicable performance goals, formulae or standards and the applicable vesting percentages with reference to the attainment of such goals or satisfaction of such formulas or standards while the outcome of the performance goals is substantially uncertain.

Performance Shares

The Committee may award performance shares. A performance share is the equivalent of one share of Common Stock. The grant of performance shares will specify one or more performance criteria to meet within a specified period determined by the Committee at the time of grant. A minimum level of acceptable achievement will also be established by the Committee. If, by the end of the performance period, the recipient has achieved the specified performance goals, he or she will be deemed to have fully earned the performance shares. To the extent earned, the performance shares will be paid to the recipient at the time and in the manner determined by the Committee in cash, shares of Common Stock or any combination thereof.

Performance Units

The Committee may award performance units. Performance units will have a fixed dollar value. A performance unit is the right to receive Common Stock or cash of equivalent value. The grant of performance units will specify one or more performance criteria to meet within a specified performance cycle determined by the Committee at the time of grant. A minimum level of acceptable achievement will also be established by the Committee. If, by the end of the performance cycle, the recipient has achieved the specified performance goals, he or she will be deemed to have fully earned the performance units. To the extent earned, the performance units will be paid to the recipient at the time and in the manner determined by the Committee in cash, shares of Common Stock or any combination thereof.

Other Stock-Based Awards

The Committee may, subject to limitations under applicable law, make a grant of such other stock-based awards (including, without limitation, stock equivalent units, restricted stock units,  awards valued by reference to book value of shares of Common Stock, and dividend equivalent rights) under the 2016 Incentive Plan that are payable in cash or denominated or payable in or valued by shares of Common Stock or factors that influence the value of such shares, including dividends. The Committee will determine the terms and conditions of any such other awards, which may include the achievement of certain minimum performance goals for purposes of compliance with Section 162(m) of the Code and/or a minimum vesting period.

Performance Criteria

Performance goals established for purposes of the grant and/or vesting of performance-based Awards of Restricted Stock, Other Stock-Based Awards, Performance Units and/or Performance Shares intended to be “performance-based” under Section 162(m) of the Code shall be based on one or more of the following performance goals (“Performance Criteria”): enterprise value of the Company; income or net income; operating income; net operating income or net operating income after tax; operating profit or net operating profit; cash flow including, but not limited to, from operations or free cash flow; bank debt or other or short-term public or private debt or other similar financial obligations (which may be calculated net of cash balances and/or other offsets and adjustments); operating margin; return on operating revenue or return on operating profit; sales (net or otherwise), revenues, income (net or otherwise) or earnings before income tax or other exclusions of the Company; return measures (after tax or pre-tax), including return on capital employed, return on invested capital; earnings before income and taxes; earnings before income and taxes, depreciation and amortization; return on equity, return on assets, return on net assets; total stockholder return or growth in total stockholder return (with or without dividend reinvestment); estimated market share; expense management/control or reduction (including without limitation, compensation and benefits expense); customer satisfaction; technological improvements/implementation, new product innovation; property/asset purchases or sales; litigation and regulatory resolution/implementation goals; leases, contracts or financings (including renewals, overhead, savings, G&A and other expense control goals); risk management/implementation; development and implementation of strategic plans and/or organizational restructuring goals; formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Corporation’s revenue or profitability or to enhance its customer base; or completion of a merger, acquisition or any transaction that results in the sale of all or substantially all of the stock or assets of the Company; sales to individual or related customers; sales to new customers; contacts with potential customers; evaluations of the company’s products by potential customers; and identification of and/or exploitation of new markets.

All Performance Criteria may be based upon the attainment of specified levels of the Company (or its subsidiary, division or other operational unit) performance. Any goal may be expressed as a dollar figure, on a percentage basis (if applicable) or on a per share basis, and goals may be either absolute, relative to a selected peer group or index, or a combination of both. To the extent permitted under Section 162(m) of the Code, (including, without limitation, compliance with any requirements for shareholder approval), the Committee may: (i) designate additional business criteria on which the Performance Criteria may be based or (ii) adjust, modify or amend the aforementioned business criteria.

Except as otherwise determined by the Committee at grant, the measures used in Performance Criteria (except specifically non-GAAP measures) set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Company’s regular reports on Forms 10-K and 10-Q, without regard to any of the following unless otherwise determined by the Committee consistent with the requirements of Code Section 162(m)(4)(C) and the regulations thereunder:

(a)   all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to special, unusual or non-recurring items, events or circumstances affecting the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) or the financial statements of the Company (or a Subsidiary, division, other operational unit or administrative department of the Company);

(b)   all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by the Company (or a Subsidiary, division, other operational unit or administrative department of the Company) during the fiscal year or other applicable performance period; and

(c) all items of gain, loss or expense for the fiscal year or other applicable performance period that are related to changes in accounting principles or to changes in applicable law or regulations.

To the extent any objective Performance Criteria are expressed using any measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee as exercised at the time the Performance Criteria are set.

In addition, performance goals may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations.

To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may: (i) designate additional business criteria on which the performance goals may be based; or (ii) adjust, modify or amend the aforementioned business criteria.

Change of Control

Unless otherwise determined by the Committee at the time of grant, awards subject to vesting and/or restrictions will not accelerate and vest or cause the lapse of restrictions upon a change in control (as defined in the 2016 Incentive Plan) of the Company. Instead, such awards will be, in the discretion of the Committee acting in the best interests of the Participant holder of the award, (i) assumed and continued or substituted in accordance with applicable law; (ii) purchased by the Company for an amount equal to the excess of the price of the Company’s Common Stock paid in a change in control over the exercise price of the award(s) (such purchase price not to exceed the fair market value of the Common Stock at the time of purchase), (iii) terminate all outstanding exercisable awards granted under the 2016 Incentive Plan, provided that during the period from notification of such termination to the date of consummation of the relevant transaction (which must be at least 20 days) each Participant shall have the right to exercise all of his or her exercisable awards in full (without regard to any restrictions or vesting requirements), or (iv) cancel outstanding exercisable Awards if the price of the Common Stock paid in a change in control is less than the exercise price of the award. The Committee may also, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an award at any time.

In the event of a merger or consolidation by one or a group of persons in which the Company is not the surviving corporation or in the event of a transaction that results in the acquisition of all or substantially all of the Company’s Common Stock or assets, the Committee, acting in the best interests of the holder of the award, may elect to terminate all outstanding exercisable awards granted under the 2016 Incentive Plan, provided that during the period from notification of such termination to the date of consummation of the relevant transaction (which must be at least 20 days) each participant shall have the right to exercise all of his or her exercisable awards in full (without regard to any restrictions on exercisability), contingent on the consummation of such transaction. Without the approval of the holders of the Company’s Common Stock, no amendment may be made which would increase the aggregate number of shares of Common Stock that may be issued or increase the aggregate number of shares of Common Stock that may be issued or increase the aggregate number of shares of Common Stock that may be issued or increase the maximum individual Participant limitations for a fiscal year (except pursuant to antidilution provisions), decrease the minimum exercise price of any Stock Option or Stock Appreciation Right, extend the maximum option period, or alter the Performance Goals.

Amendment and Termination

Notwithstanding any other provision of the 2016 Incentive Plan, the Board may at any time amend any or all of the provisions of the 2016 Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided in the 2016 Incentive Plan, the rights of a Participant with respect to awards granted prior to such amendment, suspension or termination may not be adversely affected without the consent of such Participant, and provided further that the approval of our stockholders will be obtained to the extent required by applicable law.

Miscellaneous

Generally, awards granted under the 2016 Incentive Plan are nontransferable (other than by will or the laws of descent and distribution), except that the Committee may provide for the transferability of nonqualified stock options at the time of grant or thereafter to certain family members.

Awards under the 2016 Incentive Plan

Except as set forth below, future awards under the 2016 Incentive Plan will be granted in the discretion of the Compensation Committee or the Board, the type, number, recipients, and other terms of such awards and cannot be determined at this time.

The Board's current policy is to take all of its fees denominated in dollars in options. Directors’ fees for the fourth quarter of 2016 were accrued. Such fees aggregate $90,000, The Board intends to grant under the 2016 Incentive Plan options in payment of such fees prior to the end of 2016. Directors’ fees denominated in dollars and payable in options will aggregate $572,000 per year in 2017. Bonuses for management denominated in dollars and payable in options for 2016 performance provide for the issuance of up to $175,000 of options if all personal goals are achieved. Whether such personal goals will be achieved cannot be determined at this point. To the extent that such options are awarded to directors or officers, they will be issued under the 2016 Incentive Plan. The current policy is to calculate the number of options for awards denominated in dollars on the basis of the higher of $.25 per option or the Black Scholes value. The exercise price is the higher of $.25 or market price on the date of grant.

Directors will also receive 50,000 shares of restricted stock in 2017, but the value of those shares is not currently known.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 7, 2016, the stockholders of the Company approved an amendment to the Certificate of Incorporation to increase the number of authorized shares to 260,000,000 and the number of authorized shares of Common Stock to 250,000,000. The amended provision is filed as Exhibit 99.2 and the restated Certificate is filed as Exhibit 99.3.

Item 5.07 Submission of matters to a vote of security holders.

The 2016 annual meeting of stockholders was held on December 7, 2016.

The following sets forth the items voted on and the results,

Proposal 1 -- Election of Directors

Mario Concha	For 42,115, 014	Withhold 2,861,201	BROKER NON-VOTES 32,881, 380
John Levy	For 41,762,622	Withhold 3,213,592
Robert Betz	For 41,125,014	Withhold 2,851,201
David Taft	For 43,342,252	Withhold 1,633,963
Bradley Tirpak	For 43,332,252	Withhold, 1,643,963
Ali Zamani	For 42,242,252	Withhold 1,633,963
Andre Zeitoun	For 42,680,060	Withheld 2,296,155

Proposal 2 -- Advisory, non-binding vote on executive compensation

FOR 37,963,645	AGAINST 6,789,546	ABSTAIN 223,024	BROKER NON-VOTES 32,881, 380

Proposal 3 -- Amendment of the Certificate of Incorporation to increase the number of authorized shares of common stock to 250,000,000 and total shares to 260,000,000

FOR 67,399,734	AGAINST 5,927,082	ABSTAIN 4,530,779

Proposal 4 -- Approval of the 2016 Incentive Plan

FOR 37,326,734	AGAINST 6,416,004	ABSTAIN 1,233,306	BROKER NON-VOTES 32,881, 380

Proposal 5 -- The ratification of the selection of EisnerAmper LLP as our independent registered public accounting firm

FOR 76,823,769	AGAINST 983,436	ABSTAIN 100,190

Item 9.01 Financial Statements and Exhibits

99.1	2016 Incentive Plan
99.2	Text of Amendment to Paragraph A of Article Fourth of the Certificate of Incorporation filed on December 12, 2016
99.3	Restated Certificate of Incorporation filed on December 12, 2016

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS, INC.

Dated:	December 13, 2016	/s/ ANDRE ZEITOUN
By: Andre Zeitoun
President and Chief Executive Officer